UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

National Presto Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
May 21, 2019

Please sign and return the
enclosed proxy card promptly.

National Presto Industries, Inc.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

April 16, 2019

Dear Stockholder:

We invite you to attend our annual meeting of stockholders. We will hold the meeting at our offices in Eau Claire on May 21, 2019, at 2:00 p.m. (CDT).

We sincerely hope that you will be able to be present to meet the management of your company, see any new products that may be displayed at the meeting, and vote on the items of business described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. If, however, you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

Enclosed with this proxy, you should have received our annual report for 2018, which contains a description of our business and also includes audited financial statements for that year. If you did not receive a copy of the 2018 annual report, a copy will be made available at no charge by contacting us at 1-800-945-0199.

We are always pleased to hear from our stockholders. If you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of National Presto, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 21, 2019, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect Richard N. Cardozo and Patrick J. Quinn as directors each for a three-year term ending at the annual meeting to be held in 2022;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(3)	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 21, 2019, will be entitled to vote at the meeting and any adjournment thereof.

Douglas J. Frederick Secretary

April 16, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS ON MAY 21, 2019

Our Notice of Annual Meeting of Stockholders, Proxy Statement, and
2018 Annual Report on Form 10-K are available on the National
Presto website at www.gopresto.com/proxy/.

April 16, 2019

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2019

The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on May 21, 2019, at 2:00 p.m. (CDT) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed and returned a proxy does not alone revoke that proxy. The proxy may be revoked by returning a later dated proxy, giving written notice of revocation to the Secretary of the Company, or attending the Annual Meeting and voting in person.

At the Annual Meeting, stockholders will be asked:

(1)	to elect Richard N. Cardozo and Patrick J. Quinn as directors each for a three-year term ending at the annual meeting to be held in 2022;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(3)	to transact such other business as may properly come before the meeting.

Only stockholders of record as of the close of business on March 21, 2019, will be entitled to vote at the Annual Meeting. Only those stockholders, persons holding proxies from such stockholders, beneficial owners of shares who demonstrate that they are in fact beneficial owners, representatives of the media, and other guests who are invited by the management of the Company may attend the Annual Meeting. If you hold your shares through a broker or otherwise in street name, please bring a brokerage statement or a letter from a bank or broker confirming ownership as of the record date and valid photo identification.

The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The proxy materials were first mailed to stockholders on or about April 16, 2019.

Under the New York Stock Exchange (NYSE) rules, if a broker holds a beneficial owner’s shares in its name and does not receive voting instructions from the beneficial owner, the broker has discretion to vote these shares on certain routine matters, including ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, on non-routine matters, the broker must receive voting instructions from the beneficial owner, as it does not have discretionary voting power for these particular items. Non-routine matters include the election of directors. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on routine matters, broker non-votes are counted toward determining the outcome of that routine matter.

Directors are elected by a plurality of the votes cast, which means the individual receiving the largest number of votes will be elected director as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the director.

Approval of each of the other proposals at the Annual Meeting requires the affirmative approval of a majority of the votes cast. Abstentions do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast.

If a stockholder signs and returns a proxy card without specifying how to vote the shares, the person named as proxy on the proxy card will vote the shares FOR the election of the director nominees and FOR the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has 7,019,162 shares of common stock outstanding and entitled to vote as of the close of business on the record date, March 21, 2019. Each share of common stock is entitled to one vote.

The following table sets forth information as to beneficial ownership of the Company’s common stock as of the record date by (i) each person known to the Company to hold more than 5% of such stock, (ii) each director, (iii) each named executive officer in the Summary Compensation Table, and (iv) all directors and officers as a group. Unless otherwise indicated, all stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Maryjo Cohen	1,905,953	(1)	27.2%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	1,060,653	(2)	15.1%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	576,626	(3)	8.2%
The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355	584,871	(4)	8.3%
Douglas J. Frederick	143,525	(5)	2.0%
Randy F. Lieble	10,713	(6)	*
Spencer W. Ahneman	4,304	(6)	*
Richard N. Cardozo	2,400	(7)	*
Joseph G. Stienessen	1,382	(8)	*
Jeffery A. Morgan	867	(6)	*
Patrick J. Quinn	700	(9)	*
Richard L. Jeffers	748	(6)	*
All officers and directors as a group (9 persons)	2,070,592		29.5%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.
(1)	Includes 1,669,664 shares held in a voting trust, described in the section below captioned “Voting Trust Agreement,” in which Ms. Cohen has sole voting power over all of these shares; 222,453 shares owned by private charitable foundations of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers; 8,906 shares received as restricted stock pursuant to the National Presto Industries 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan; and 4,930 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s contribution. Ms. Cohen disclaims beneficial ownership of the shares owned or held in trust for any other person, including family members, trusts, or other entities with which she may be associated.

(2)	Based on a Schedule 130/A filed with the SEC on January 31, 2019, reporting sole voting power with respect to 1,046,225 shares and sole dispositive power with respect to 1,060,653 shares.

(3)	Based on a Schedule 13G/A filed with the SEC on January 16, 2019, reporting sole voting and dispositive power with respect to 576,626 shares.

(4)	Based on a Schedule 13G/A filed with the SEC on February 11, 2019, reporting sole voting power with respect to 5,557 shares, shared voting power with respect to 233 shares, sole dispositive power with respect to 579,748 shares, and shared dispositive power with respect to 5,123 shares.

(5)	Includes 137,781 shares owned by a private charitable foundation of which Mr. Frederick is a co-trustee and officer and as such exercises shared voting and investment powers; 4,955 shares received as restricted stock pursuant to the National Presto Industries 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan; and 789 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s contribution. Mr. Frederick disclaims beneficial ownership of the shares owned by the private charitable foundation.

(6)	These figures include shares received as restricted stock pursuant to the National Presto Industries 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan as well as shares of common stock that are owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company through the Company’s contribution.

(7)	Owned by the Richard N. Cardozo Family Trust, Richard N. Cardozo SEP IRA, and Richard N. Cardozo Roth IRA, Arlene Cardozo Family Trust, and Arlene Cardozo By-Pass Trust.

(8)	Owned by Joseph G. Stienessen SEP IRA.

(9)	Owned by the Patrick J. Quinn and Susan L. Quinn Rev. Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3, 4, and 5 and any amendments thereto filed with the SEC pursuant to Section 16(a) of the Securities and Exchange Act of 1934, the Company believes the reporting persons have filed timely reports during the fiscal year ended December 31, 2018.

Voting Trust Agreement

Eleven entities comprising trusts related to the Cohen family and extended family members have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on November 3, 2027, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for stockholder action.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	—	—	141,449
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	141,449

(1)	Calculations based on the number of shares that have been granted under the 2017 Incentive Compensation Plan (the “2017 Plan”) and not forfeited as of the record date March 21, 2019. The 2017 Plan was approved by the stockholders on May 16, 2017. It replaced the Incentive Compensation Plan that was adopted by the stockholders on May 18, 2010 (the “2010 Plan”). With the adoption of the 2017 Plan, the shares remaining under the 2010 Plan were no longer available for grant.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting each for a three-year term expiring at the 2022 Annual Meeting. The Restated Articles of Incorporation (as amended) of the Company currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominee(s) who receive the highest number of votes will be elected director(s) of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Richard N. Cardozo and Patrick J. Quinn each for a term that will expire at the annual meeting to be held in 2022.

The Company believes that the nominees will be able to serve; but should any nominee be unable to serve as a director, the proxies will be voted for the election of such substitute nominee as the Board may propose.

Information Concerning Directors and Nominee

All our directors bring to our Board a wealth of leadership experience. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under “Corporate Governance.” Information about each Board nominee and each other member of the Board, including certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, is provided below.

Name	Age	Business Experience	Director Since

Nominees for Election to the Board - For A Term Ending 2022

Richard N. Cardozo	83	Professor Emeritus, Carlson School of Management, University of Minnesota; Former Chairman, Brownstone Distributing; Principal, CPE Associates, Inc., a consulting firm.	1998

Mr. Cardozo has an extensive academic background in and practical knowledge of management. That background, along with his experience, knowledge and long-standing service as a director of the Company and former Chairman of Brownstone Distributing are invaluable to Board discussions, judgments required for decision-making that is in the best long-term interest of the Company and its stockholders, and to the fulfillment of his positions on the Audit, Nominating, and Compensation Committees.

Patrick J. Quinn	69	Former Chairman and President, Ayres Associates, Inc., an engineering firm, from January 2001 and April 2000 respectively, until his retirement in December 2010. Director of certain funds of Wisconsin Capital Management (a regulated mutual fund company). Mr. Quinn serves as a director of Future Wisconsin Housing Funds, Inc. (non-profit housing owner/developer), and is a former director of the Eau Claire Community Foundation (non-profit).	2001

Mr. Quinn’s executive experience and business acumen, together with his 18 years of service as a director of the Company, are invaluable to Board discussions, judgments required for decision-making that is in the best long-term interest of the Company and its stockholders, and to the fulfillment of his positions on the Audit, Nominating, and Compensation Committees.

Name	Age	Business Experience	Director Since

Director Continuing in Office – For A Term Ending 2021

Maryjo Cohen	66	Chair of the Board, President and Chief Executive Officer of the Company since May 1994.	1988
Ms. Cohen’s day-to-day leadership and experience as Chief Executive Officer (CEO), as well as her 42 years as an employee of the Company, are invaluable to Board discussions and judgments required for decision-making that is in the best long-term interest of the Company and its stockholders.

Directors Continuing In Office – For A Term Ending 2020

Randy F. Lieble	65	Director from December 2006 to August 2007 and December 2008 to present. Vice President from October 2004 to August 2007 and September 2008 to present. Chief Financial Officer from November 1999 to August 2007 and September 2008 to present. Treasurer from November 1995 to August 2007 and September 2008 to present. Secretary from January 2009 to November 2009.	2008

Mr. Lieble’s experience as Chief Financial Officer (CFO) and his 41 years as an employee of the Company during which he has been involved in virtually all phases of the business are invaluable to Board discussions and judgments required for decision-making that is in the best long-term interest of the Company and its stockholders.

Joseph G. Stienessen	74	Certified Public Accountant. Self-employed as an accounting advisor and consultant since July 2007. Former principal with Larson, Allen, Weishair and Company, LLP, a CPA firm, from October 2004 to July 2007; prior to November 2003, Managing Partner of Stienessen, Schlegel and Company, LLC.	2005

Mr. Stienessen has extensive knowledge and experience in the areas of accounting and finance. His expertise in those areas is invaluable to Board discussions, judgments required for decision-making that is in the best long-term interest of the Company and its stockholders, and to the fulfillment of his positions on the Nominating and Compensation Committees. His background also enables him to act as the financial expert for the Company’s Audit Committee.

The Board of Directors recommends that stockholders vote FOR the director nominees.

Corporate Governance

During 2018, there were five Board of Directors meetings. Each of the directors attended all of the meetings of the Board of Directors, the 2018 Annual Meeting of Stockholders, and all meetings of committees on which that director served, with the exception of Mr. Cardozo who did not attend the November 15, 2018, Board Meeting nor the Audit Committee meeting held on October 26, 2018. The attendance policy for members of the Board of Directors may be reviewed in the Corporate Governance Guidelines document found on the Company’s website located at www.gopresto.com and is available in print upon request.

The Board of Directors has determined that each of Messrs. Cardozo, Quinn, and Stienessen qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn, and Stienessen do not have a relationship with the Company, other than as a director, and are therefore independent.

The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen. During 2018, the Audit Committee held five formal meetings. The Board has determined that Mr. Stienessen qualifies as an Audit Committee Financial Expert under SEC rules. The Nominating/Corporate Governance Committee met twice in 2018. The Compensation Committee had two meetings in 2018.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the CEO and other senior executives. Activities of the Compensation Committee shall be consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee.

The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self-evaluation process for the Board and its committees, and such other functions as set forth in its charter.

Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com and are available in print upon request.

The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the Presiding Director (Mr. Cardozo) of executive sessions attended by only non-management directors. The Presiding Director may be reached by mailing a letter to: Independent Directors, Attn: Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com.

In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from stockholders, and recommendations from business and professional sources, but has not historically paid a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by stockholders. Stockholders wishing to recommend candidates for future Board membership should submit the recommendations in writing to the Secretary of the Company no later than December 18, 2019, (for inclusion of such candidate, if subsequently nominated, in the Company’s Proxy Statement) or February 21, 2020, (for recommending a candidate who, if subsequently nominated, would not be included in the Company’s Proxy Statement) with the submitting stockholder’s name and address and pertinent information about the proposed nominee similar to that required by the by-laws in connection with a nomination to be made by stockholders. When evaluating the qualifications of potential new directors, or the continued service of existing directors, the

Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a director; and ability to fully perform the duties of a director. While candidates recommended by stockholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Stockholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new directors or the continued service of existing directors.

The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions between the Company and its related persons that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Company’s Corporate Code of Conduct does contain several provisions that would provide valuable guidance for the review of such transactions.

The Board believes that the Company’s CEO is best situated to serve as Chair of the Board because she is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Compensation Committee Interlocks and Insider Participation

The directors who served on the Compensation Committee during fiscal 2018 were Richard N. Cardozo, Patrick J. Quinn, and Joseph G. Stienessen. The Compensation Committee determines the compensation of the CEO and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table on page 11. Board member Ms. Cohen did not participate in decisions regarding her own 2018 compensation.

None of the members of the Compensation Committee during fiscal 2018, or in the last three years, was an officer or employee of the Company, or had any related party transaction with the Company. During fiscal 2018, none of the executive officers of the Company served as a member of the board or compensation committee of any entity that has one or more officers serving as a member of the Company’s Board or Compensation Committee.

Director Compensation

The fiscal 2018 compensation of non-employee directors of the Company is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2018

Name	Fees Earned or Paid in Cash ($) 2018
Patrick J. Quinn	41,000
Richard N. Cardozo	39,500
Joseph G. Stienessen	41,000

Each non-employee director receives an annual retainer of $35,000. In addition, each director is paid $1,000 for each full day Board or committee meeting attended and $500 for each half day Board or committee meeting attended. The Company reimburses basic and reasonable travel costs associated with attending a meeting of the Board or a committee that requires in excess of 100 miles of travel. Non-employee directors do not receive stock or stock-related compensation.

Audit Committee Report

Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2018, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ attestation report on the Company’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Audit Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. This included consideration of the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Submitted by members of the Audit Committee:

Joseph G. Stienessen
Richard N. Cardozo
Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

The Discussion and Analysis section addresses the material elements of the Company’s executive compensation program, including its compensation philosophy and objectives and the fashion in which it is to be administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables that follow. As used in this proxy statement, the term “named executive officers” means the Company’s CEO and CFO for the 2018 fiscal year as well as the three other current executive officers named in the Summary Compensation Table on page 11. In this discussion and analysis, the term “Committee” means the Compensation Committee of the Board.

Compensation Objectives and Philosophy

The Company’s executive compensation program is intended to:

●	provide fair compensation to executive officers based on their performance and contributions to the Company;

●	provide incentives that attract and retain key executives;

●	instill a long-term commitment to the Company; and

●	develop a pride and sense of ownership.

The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of its competitive business segments, implement any strategic plans developed by the Company, and implement the Company’s strategic plan to increase stockholder value.

The principal element of the executive compensation program is base salary. An award of a discretionary bonus to reward exceptional performance is sometimes made. The Company provides health and life insurance benefits, a 401(k) program with a generous Company contribution, and other welfare benefits that are available to all of its salaried employees on a non-discriminatory basis. Awards of restricted stock are part of the executive compensation program. The Committee believes that restricted stock awards reward performance and align the interests of executives with the long-term interests of stockholders.

The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described herein.

Compensation Process

The Committee has the responsibility to determine and approve the compensation of the CEO, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers, and to make recommendations to the Board with respect to incentive plans.

The Committee met on November 16, 2017, to review compensation matters and establish the base salary of the CEO for 2018. On the same date, the Board established the base salaries of other executive officers. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The CEO does provide the Committee with recommendations on salaries of the other executive officers. The Committee met on November 15, 2018, and December 11, 2018, to review discretionary cash bonuses and stock awards with respect to performance in 2018. The Committee did not retain any compensation consultant to assist it in the review or determination of executive compensation in 2018.

Elements of Our Executive Compensation Program

Base Salary and Benefits. The base salaries for executive officers is intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of their responsibilities.

The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided in the communities in which they reside, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses. To this end, the Company’s executive officers may from time to time identify executive officer contributions to the overall performance of the Company to the Committee and request that the Committee consider approving a bonus to reward such performance. In 2018, the Committee made discretionary bonuses to Messrs. Lieble and Frederick for their contributions to corporate performance.

Incentive, Equity, and Deferred Compensation. Historically, the Company did not feel this type of compensation was necessary because the Company has experienced low turnover and long-term executive officer retention without emphasizing incentive or equity based compensation. It has found, however, that SEC insider trading restrictions are such that it is difficult for executives to purchase stock on the open market without violating insider trading rules. Accordingly, with the stockholders adoption of the National Presto Industries, Inc. 2017 Incentive Compensation Plan on May 16, 2017, the Compensation Committee has the authority to grant restricted stock awards at its discretion based on an employee’s noteworthy performance. In January of 2017, in relation to their performance related to the divestiture of the assets of the Company’s Absorbent Product segment, the Committee awarded restricted stock to Messrs. Lieble and Frederick under the 2010 Plan. The awards were denominated in dollars but were payable in common stock based on the closing stock price on the NYSE on January 3, 2017 ($104.75). In order to create ownership as well as provide incentives for future performance, in December 2018, the Committee decided to grant restricted stock to the named executive officers and several other key employees pursuant to the 2017 Plan. The awards are denominated in dollars but were payable in common stock based on the closing stock price on the NYSE on December 31, 2018 ($116.92). The Committee determined the dollar value of the awards based on job responsibilities, experience, and individual performance in 2018 as well as recommendations of the CEO. The awards made in 2018 recognized contributions to corporate performance.

Perquisites. In 2018, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

Termination and Change-in-Control Arrangements. The Company does not maintain any employment or change-in-control agreements for its executive officers.

Tax Considerations. The Committee is aware that prior to the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), Section 162(m) of the Internal Revenue Code of 1986, as amended, limited deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the Summary Compensation Table who are officers on the last day of the year, and that compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. In connection with 2017 compensation decisions, the Committee considered this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Under the 2017 Tax Act, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the CEO or the CFO at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year end. The new rules generally apply to taxable years beginning after December 31, 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under this heading. On the basis of its reviews and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and this Proxy Statement.

Submitted by the Company’s Compensation Committee:

Richard N. Cardozo
Patrick J. Quinn
Joseph G. Stienessen

Summary Compensation Table

The following table sets forth compensation for individuals who served as CEO and CFO during fiscal 2018 and for each of the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2018, as well as an individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Maryjo Cohen,	2018	594,231		99,967				25,295	719,493
Chair of the Board,	2017	575,000		99,947				25,839	700,786
CEO, President	2016	555,000		85,496				24,606	665,102
Randy F. Lieble,	2018	442,404	88,580	133,466				26,885	691,335
CFO, Vice	2017	430,000	43,000	403,987				42,591	919,578
President, Treasurer, and Director	2016	418,000	83,600	71,474				23,759	596,833
Richard L. Jeffers,	2018	300,000		29,932				13,451	343,383
Vice President–Sales(4)	2017	249,115		9,945				11,494	270,554
Douglas J.	2018	281,785	29,170	87,456				24,653	423,064
Frederick,	2017	258,900	25,890	183,267				29,955	498,012
COO, Vice President, Secretary, General Counsel	2016	251,400	25,140	21,488				20,739	318,767
Jeffery A. Morgan,	2018	210,769		9,938				9,949	230,656
Vice President–	2017	205,000		9,945				9,772	224,717
Engineering	2016	200,000		4,188				9,193	213,381
Spencer W.	2018	250,623		—				18,990	269,613
Ahneman, Former	2017	298,700		9,945				20,409	329,054
Vice President – Sales(5)	2016	290,000		8,468				19,953	318,421

(1)	Amounts shown for 2018 represent discretionary cash bonuses granted with respect to 2018 performance but paid in January 2019. Amounts shown for 2017 represent discretionary cash bonuses granted with respect to 2017 performance but paid in January 2018. Amounts shown for 2016 represent discretionary cash bonuses granted with respect to 2016 performance but paid in January 2017.

(2)	These amounts reflect the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant and do not reflect the actual amounts earned. See the Grants of Plan-Based Awards During Fiscal 2018 table and the accompanying disclosure for information on the actual number of shares of restricted stock paid out in fiscal 2018.

(3)	All Other Compensation includes 401(k) employer contributions, the value of life and disability insurance premiums paid by the Company, and the dividends paid related to the stock awards identified for each year, but paid in March of the following year. For the year 2018, 401(k) employer contributions included $19,250 for each of Ms. Cohen, Mr. Lieble, and Mr. Frederick, $18,075 for Mr. Ahneman, $11,000 for Mr. Jeffers and $8,524 for Mr. Morgan.

(4)	Mr. Jeffers was appointed Vice President of Sales effective September 1, 2017. He was associated with the registrant from 1977 to 1989, and returned in 2014. Prior to becoming an officer, he was National Accounts Sales Manager.

(5)	Effective September 2, 2017, Mr. Ahneman assumed the role of National Sales Manager, at which time he ceased being an executive officer of the Company. Mr. Ahneman served as Vice President of Sales until September 1, 2017.

Grants of Plan-Based Awards During Fiscal Year 2018

The following table shows all plan-based awards granted to the named executive officers during fiscal 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maxinum ($)	Threshold ($)	Target ($)	Maxinum ($)	All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Maryjo Cohen	12/31/2018	12/11/2018							855(l)			99,967
Randy F. Lieble	7/5/2018	7/5/2018							363			44,958
	12/31/2018	12/11/2018							757(l)			88,508
Richard L. Jeffers	12/31/2018	12/11/2018							256(l)			29,932
Douglas J. Frederick	12/31/2018	12/11/2018							748(l)			87,456
Jeffery A. Morgan	12/31/2018	12/11/2018							85(l)			9,949
Spencer W. Ahneman	12/31/2018	12/11/2018							—			—

(1)	These amounts reflect stock awards denominated in dollars but payable in shares of restricted stock based on the closing price of the Company’s common stock on December 31, 2018, under the 2017 Incentive Compensation Plan.

(2)	These amounts reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 based on the actual number of shares of restricted stock paid out and the closing price of the Company’s common stock on the grant date ($123.85 for the July 5, 2018 award and $116.92 per share for the December 31, 2018 awards) and do not reflect the actual amounts earned.

The asset purchase agreement dated January 3, 2017, regarding the sale of the assets of the Absorbent Product segment provided for additional proceeds of $4,000,000 upon the sale of certain delayed assets, consisting of machinery and equipment that were the subject of an involuntary conversion. Based on the sale of the delayed assets, which was consummated during the second quarter of 2018, Mr. Lieble received a stock award of 363 shares on July 5, 2018. Unless vested earlier in accordance with the Incentive Compensation Plan, the restricted stock award will vest 100% on March 15, 2023, assuming the employee remains in the Company’s employ through such date. A certificate evidencing the shares related to the award was registered to the named individual upon the execution of a Restricted Stock Award Agreement, which occurred on July 10, 2018, in accordance with the provisions of the Incentive Compensation Plan adopted in 2017.

The stock awards granted on December 31, 2018, were denominated in dollars but payable in common stock based on a per share price of $116.92, the closing price of the Company’s common stock on December 31, 2018. Unless vested earlier in accordance with the 2017 Incentive Compensation Plan, the restricted stock awards will vest 100% on March 15, 2024, assuming the employee remains in the Company’s employ through such date. Certificates evidencing the shares related to the awards were registered to the named individuals upon the execution of a Restricted Stock Award Agreement, which occurred on January 2, 2019, in accordance with the provisions of the 2017 Incentive Compensation Plan. The executive officers have voting and dividend rights in unvested restricted shares.

Outstanding Equity Awards At 2018 Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2018.

		STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Maryjo Cohen	11/21/2013	993	116,102
	11/20/2014	1,378	161,116
	11/19/2015	1,206	141,006
	11/17/2016	939	109,788
	12/31/2017	1,005	117,505
	12/31/2018	855	99,967
Randy F. Lieble	11/21/2013	950	111,074
	11/20/2014	678	79,272
	11/19/2015	979	114,465
	11/17/2016	785	91,782
	1/3/2017	2,500	292,300
	12/31/2017	1,297	151,645
	7/5/2018	363	42,442
	12/31/2018	757	88,508
Richard L. Jeffers	11/19/2015	120	14,030
	11/17/2016	93	10,874
	12/31/2017	100	11,692
	12/31/2018	256	29,932
Douglas J. Frederick	11/21/2013	571	66,761
	11/20/2014	408	47,703
	11/19/2015	294	34,374
	11/17/2016	236	27,593
	1/3/2017	1,431	167,313
	12/31/2017	260	30,399
	12/31/2018	748	87,456
Jeffery A. Morgan	11/19/2015	241	28,178
	11/17/2016	46	5,378
	12/31/2017	100	11,692
	12/31/2018	85	9,938
Spencer W. Ahneman	11/21/2013	298	34,842
	11/20/2014	344	40,220
	11/19/2015	362	42,325
	11/17/2016	93	10,874
	12/31/2017	100	11,692

(1)	Assuming the employee remains in the Company’s employ through such date, the restricted stock granted on 11/21/2013 vests 100% on March 15, 2019; the restricted stock granted 11/20/2014 vests 100% on March 15, 2020; the restricted stock granted 11/19/2015 vests 100% on March 15, 2021; the restricted stock granted 11/17/2016 vests 100% on March 15, 2022; the restricted stock granted on 1/3/2017 vests 100% on March 15, 2022; and the restricted stock granted on 12/31/17 vests 100% on March 15, 2023; the restricted stock granted on 7/5/2018 vests 100% on March 15, 2023; the restricted stock granted on 12/31/2018 vests 100% on March 15, 2024. All restricted stock awards vest upon retirement as set forth in the Incentive Compensation Plan adopted in 2010 and related documents and the 2017 Incentive Compensation Plan and related documents.

(2)	Calculations based on the closing price of the Company’s common stock of $116.92 on December 31, 2018.

Option Exercises and Stock Vested in Fiscal Year 2018

No options were granted or exercised by the named executive officers during fiscal 2018. The following restricted stock awards granted to the named executive officers vested during fiscal 2018.

STOCK AWARDS

Name	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Maryjo Cohen	3/15/2018	697	67,609
Randy F. Lieble	---	---	---
Richard L. Jeffers	---	---	---
Douglas J. Frederick	3/15/2018	306	29,682
Jeffery A. Morgan	---	---	---
Spencer W. Ahneman	3/15/2018	69	6,693

(1)	Calculations based on the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change-in-Control

The Company does not have any change-in-control agreements with any executive officer, director, or employee. The Incentive Compensation Plans under which restricted stock awards have been granted provide that in the event of a change-in-control or the employee’s employment is terminated due to death, disability, or retirement (as defined in the plans), the shares of restricted stock would immediately vest.

The amounts shown in the following table reflect the potential value to the named executive officers of acceleration of all unvested restricted stock awards upon a change-in-control of the Company and termination of employment due to death, disability, or retirement (as defined in the plans), assuming that the change-in-control and termination of employment were effective as of December 31, 2018, and based on the closing price of the Company’s common stock of $116.92 on December 31, 2018. The amounts below are estimates of the amounts that would be paid to the named executive officers; the actual amounts to be paid can only be determined at the actual time of a change-in-control or an officer’s termination of employment.

	ACCELERATED PORTION OF RESTRICTED
	STOCK AWARDS
Name	Number (#)(1)	Value ($)(2)
Maryjo Cohen	6,376	745,482
Randy F. Lieble	8,309	971,488
Richard L. Jeffers	569	66,527
Douglas J. Frederick	3,948	461,600
Jeffrey A. Morgan	472	55,186
Spencer W. Ahneman	1,197	139,953

(1)	Total number of shares related to unvested restricted stock awards as of December 31, 2018.

(2)	Total value of unvested restricted stock awards as of December 31, 2018, that would be accelerated.

CEO Pay Ratio Disclosure

Under rules adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO. Due to estimates, assumptions, adjustments and statistical sampling permitted under SEC rules, the pay ratio disclosed by other companies may not be comparable with the pay ratio that the Company reports.

As of December 31, 2018, the Company employed a total of 936 employees (including full-time and part-time employees and excluding the CEO). For those 936 employees, their 2018 gross earnings were used as the starting point for total compensation. Salaries and wages were not annualized for those employees who were not employed for the full year of 2018. Other compensation, determined in the same manner that the Company determined the total compensation of the named executive officers for purposes of the Summary Compensation Table (i.e. 401(k) employer match, restricted stock awards, dividends paid related to the restricted stock awards, and the value of life and disability insurance premiums paid by the Company), was added to the gross earnings amount to determine total compensation. For 2018, the median-compensated employee (i.e. the 468th employee) had total compensation of $35,904.41. As set forth in the Summary Compensation Table, the CEO’s total compensation for 2018 was $719,493. The CEO to median employee pay ratio for 2018 was therefore 20.04:l ($719,493/ $35,904.41).

PROPOSAL NUMBER 2

RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019 for ratification in order to ascertain the views of stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. If stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection, but it retains the sole responsibility for appointing and terminating the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

It is not anticipated that a representative of the accounting firm will be present at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2019.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits.

The following fees have been incurred by the Company:

	Audit Fees(1)	Audit-Related Feed(2)	Tax Feed(3)	All Other Feed(4)
Year ended December 31, 2018(5)	$429,738	$2,500	$7,597	$9,495
Year ended December 31, 2017(6)	$458,098	$6,500	$7,438	$13,907

(1)	Includes fees for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work, and related expenses.

(2)	Includes fees for agreed upon procedures to assist the Company in completing a declaration letter regarding financial assurance for one of the states in which the Company operates, and work related to the Company’s filing of Form S-8 in 2017.

(3)	Includes tax return preparation, planning, and compliance filings.

(4)	Includes agreed upon procedures to assist the Company in an insurance claim in 2018 and 2017.

(5)	Fees for 2018 are estimates.

(6)	Fees for 2017 reflect final amounts billed.

In accordance with the Audit Committee charter, the Audit Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services. The Audit Committee approved all services provided by BDO USA, LLP during fiscal years 2018 and 2017.

OTHER MATTERS

The Company will pay the entire cost of preparing, assembling, and mailing the proxy materials and soliciting votes. Management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

The Board of Directors knows of no other matters to be brought before this Annual Meeting. If any other matter is properly presented for a vote at the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

The 2018 Annual Report is enclosed with this Proxy Statement and contains the Company’s financial statements for the fiscal year ended December 31, 2018. National Presto Industries, Inc. 2018 Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Douglas J. Frederick, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199 Ext. 2244. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

STOCKHOLDER PROPOSALS

The Company expects the 2020 Annual Meeting of Stockholders will be held on May 19, 2020. Therefore, any stockholder who desires to present a proposal at the 2020 Annual Meeting must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

●	Not later than December 18, 2019, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

●	Not later than February 21, 2020, if the proposal is submitted pursuant to the Company’s bylaws, in which case the Company is not required to include the proposal in its proxy materials.

Stockholders may present a proposal at the 2020 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Recommendations of Director nominees for the 2020 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the Company by February 21, 2020 (but December 18, 2019, if any such candidate, if subsequently nominated by the Company’s Nominating Committee, is to be included in the Proxy Statement).

BY ORDER OF THE BOARD OF DIRECTORS

Douglas J. Frederick, Secretary

000004
ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Central Time, on May 20, 2019.

Online Go to www.investorvote.com/NPK or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:						+

	For	Withhold		For	Withhold
01 - Richard N Cardozo	☐	☐	02 - Patrick J Quinn	☐	☐

		For	Against	Abstain
2.	Ratify the appointment of BDO USA, LLP as National Presto’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

C 1234567890 J N T 2 1 B V 4 0 6 8 3 4	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

                         0318IC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/NPK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

National Presto Industries, Inc.	+

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 21, 2019

Maryjo Cohen and Douglas J. Frederick, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of National Presto Industries, Inc. to be held on May 21, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.

+